UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2022
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 2, 2022, SelectQuote, Inc. (the “Company”) issued a press release announcing its intention to hold a special meeting of stockholders on March 2, 2023 to seek approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposal to be submitted to the Company’s stockholders at its special meeting seeking approval of an amendment to the Certificate of Incorporation to effect a reverse stock split (the “Reverse Split Proposal”). This press release does not contain all the information that should be considered concerning the Reverse Split Proposal and is not intended to form the basis of any investment decision or any other decision in respect of the Reverse Split Proposal. In connection with the Reverse Split Proposal, the Company plans to file a preliminary proxy statement on Schedule 14A with the SEC. Stockholders and other interested persons are urged to read the preliminary proxy statement and all other relevant documents filed with the SEC, including, once available, the definitive proxy statement, as such documents will contain important information about the Company and the Reverse Split Proposal.

When available, the definitive proxy statement and other relevant materials for the Reverse Split Proposal will be made available to stockholders of the Company as of the record date for the special meeting. Investors and security holders will also be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or via the Company’s website, www.selectquote.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current views with respect to, among other things, future events, including the Company’s notification of the NYSE of its intent to cure the stock price deficiency and any potential plans for doing so. Forward-looking statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, and expected future developments, as well as other factors we believe are appropriate under the circumstances. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Although we believe the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied in these forward-looking statements due to a number of factors, many of which are beyond our control, including the price of our common stock at any given time, the voting results on any proposal submitted to the Company’s stockholders, and other factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings that the Company has made and may make with the Securities and Exchange Commission in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. Except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: December 2, 2022	By:	/s/ Daniel A. Boulware
	Name:	Daniel A. Boulware
	Title:	General Counsel and Secretary